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                                                                      EXHIBIT 11

                 COMPUTER SCIENCES CORPORATION AND SUBSIDIARIES
    EXHIBIT XI, CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

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                                                                                         YEAR ENDED
                                                                          ----------------------------------------
                                                                           MARCH 28,     MARCH 29,     MARCH 31,
(DOLLARS IN THOUSANDS)                                                        1997          1996          1995
------------------------------------------------------------------------  ------------  ------------  ------------
Net Income..............................................................      $192,413      $109,431      $143,237
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Shares
  Average shares outstanding............................................    75,947,284    74,432,531    70,148,723
  Common stock equivalents..............................................     2,249,578     2,102,263     1,702,226
                                                                          ------------  ------------  ------------
  Total for primary calculation.........................................    78,196,862    76,534,794    71,850,949
  Additional for fully diluted calculation..............................         3,331       714,176       558,771
                                                                          ------------  ------------  ------------
    Total for fully diluted calculation.................................    78,200,193    77,248,970    72,409,720
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
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